UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 17, 2004

THE NEW GERMANY FUND, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	No. 811-5983 (Commission File Number)	No. 133555471 (IRS Employer Identification No.)

345 PARK AVENUE, NEW YORK, NEW YORK (Address of Principal Executive offices)	10154 (Zip Code)

Registrant’s telephone number, including area code: (800) 437-6269

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As part of its periodic consideration of matters affecting the Fund’s discount, at its regular meeting on November 5, 2004, the Board of Directors also considered the statements made by Philip Goldstein in his October 20, 2004 Schedule 13D that the Board “should take meaningful action to address the Fund’s discount at the next Board meeting”.

The Fund’s Board, including its independent directors, has reaffirmed its commitment to the closed-end format as in the best interests of its long-term investors. The Board noted the Fund’s very good performance (an average of 12.60% per year market price return for the past three years ended Oct. 31, 2004; 23.24% for the most recent year). Accordingly, the Board declined to initiate action to open-end or effect a tender offer or large stock repurchases, as not serving the long-term interests of the Fund’s shareholders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New Germany Fund, Inc. (Registrant)
By:

	Name: /s/ Bruce A. Rosenblum Title:	Bruce A. Rosenblum Secretary

Date:    November 17, 2004